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                                                                   EXHIBIT 10.19







                                     FORM OF

                               VISTEON CORPORATION
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                             Effective July 1, 2000









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                               VISTEON CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


            The Visteon Corporation Supplemental Executive Retirement Plan (the `Plan") has been adopted to promote the best interests of Visteon Corporation (the "Company") and the stockholders of the Company by attracting and retaining key management employees possessing a strong interest in the successful operation of the Company and its subsidiaries or affiliates and encouraging their continued loyalty, service and counsel to the Company and its subsidiaries or affiliates.

            The Company has established this Plan for the purpose of providing Eligible Executives with a monthly Supplemental Benefit for their lifetime in the event of their retirement from employment with the Company under certain circumstances. The Plan also provides for the award of Conditional Annuities to selected Eligible Executives under certain circumstances.

            The Plan is adopted effective July 1, 2000.


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                    ARTICLE I. DEFINITIONS AND CONSTRUCTION


Section 1.01. Definitions.

      The following terms have the meanings indicated below unless the context in which the term is used clearly indicates otherwise.

      (a) Beneficiary: The person or entity designated by a Participant to be his beneficiary for purposes of this Plan (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries and such other limitations as the Committee may prescribe). A Participant's designation of Beneficiary shall be valid and in effect only if a properly executed designation is filed and approved by the Committee prior to the Participant's death. If a Participant designates his spouse as a Beneficiary, such designation automatically shall become null and void on the date of the Participant's divorce or legal separation from such spouse. If a valid designation of Beneficiary is not in effect at time of the Participant's death, the estate of the Participant is deemed to be the sole Beneficiary. Beneficiary designations shall be in writing, filed with the Committee, and in such form as the Committee may prescribe for this purpose.

      (b) Board: The Board of Directors of the Company.

      (c) Code: The Internal Revenue Code of 1986, as interpreted by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of the Code shall be deemed to include reference to any successor provision thereto.

      (d) Committee: The Compensation Committee of the Board.

      (e) Company: Visteon Corporation, or any successor thereto.

      (f) "Credited Service":


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            (i)   for an Eligible Executive who is a Group I or II Employee
                  under the Visteon Pension Plan, the years and any fractional year of credited service at retirement, without duplication and not exceeding one year for any calendar year, of the Eligible Executive under all the Retirement Plans, to the extent that such credited service relates to employment with a Participating Employer on or after July 1, 2000.

            (ii) for any other Eligible Executive, the years and any fractional year of credited service at retirement, without duplication and not exceeding one year for any calendar year, of the Eligible Executive under all the Retirement Plans.

      (g) Eligible Executive: A person who is the Chairman of the Board, the President, an Executive Vice President, a Senior Vice President, a Vice President General Manager or a Vice President of the Company (excluding any such person who is an employee of a foreign Affiliate of the Company), or an Employee of a Participating Employer who is assigned to Leadership Levels Two, Three or Four or the equivalent (or any successor employment classification to Leadership Levels Two, Three and Four) and who has been designated for participation by the Committee.

      (h) Eligible Retired Executive:

            (i) with respect to Supplemental Benefits under Article II, an Eligible Executive who:

            (A) shall retire directly from employment with a Participating Employer (i) on normal or disability retirement or (ii) with the approval of the Participating Employer at or after age 55 on early retirement;

            (B) will receive a normal, disability or early retirement benefit under one or more Retirement Plans;


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            (C)   has at least ten years of credited service, without
                  duplication, under all Retirement Plans; provided solely for the purpose of determining whether an Eligible Executive who is a Transferred Employee under the Visteon Corporation Pension Plan has at least ten years of credited service for purposes of this subparagraph (C), the Eligible Executive's years of credited service under the Ford Motor Company General Retirement Plan, to the extent not otherwise included in the Eligible Executive's credited service under the Retirement Plans, shall be recognized; and

            (D) has at least five continuous years of Eligibility Service immediately preceding retirement, unless the eligibility condition set forth in this subparagraph (D) is waived by the Chairman of the Board or the President of the Company.

            (ii) With respect to Conditional Annuity awards under Article III, an Eligible Executive (other than an Eligible Executive assigned to Leadership Levels Two, Three and Four) who shall retire directly from employment with a Participating Employer,
                  (i) on normal or disability retirement or (ii) with the approval of the Participating Employer at or after age 55 on early retirement.

      (i) Eligibility Service: Service with a Participating Employer while an Eligible Executive; provided, that in the case of an Eligible Executive who was an Eligible Executive under the Ford Motor Company Supplemental Executive Retirement Plan on June 30, 2000, Eligibility Service recognized for such Eligible Executive under the Ford Motor Company Supplemental Executive Retirement Plan as of June 30, 2000 shall be recognized as Eligibility Service under this Plan.


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      (j) Employee: A person who is regularly employed by a Participating
Employer (as distinguished from a pension, retirement allowance, severance pay, retainer, commission, fee under a contract or other arrangement, or hourly, piecework or other wage) and is enrolled on the active employment rolls of the Participating Employer.

      (k) ERISA: The Employee Retirement Income Security Act of 1974, as interpreted by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of ERISA shall be deemed to include reference to any successor provision thereto.

      (l) Final Five Year Average Base Salary: The average of the final five year-end Monthly Base Salaries immediately preceding retirement of the Eligible Retired Executive.

      (m) Final Three Year Average Base Salary: The average of the final three year-end Monthly Base Salaries immediately preceding retirement or death of the Eligible Retired Executive.

      (n) Monthly Base Salary of an Eligible Executive: The monthly base salary paid to such person while an Eligible Executive on December 31, prior to giving effect to any salary reduction agreement to which Section 125 or Section 402(a)(8) of the Code apply. For purposes of this subsection, base salary paid by Ford Motor Company prior to July 1, 2000 shall be treated as if paid by the Company. It does not include supplemental compensation or any other kind of extra or additional compensation.

      (o) Participating Employer: The Company and any subsidiary a majority of the voting stock of which is owned directly or indirectly by the Company or a limited liability company a majority of the membership interest of which is owned directly or indirectly


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by the Company, that with the consent of the Committee, participates in the Plan for the benefit of one or more of its Employees.

      (p) Plan: The Visteon Corporation Supplemental Executive Retirement Plan, as amended and in effect from time to time.

      (q) Retirement Plans: The Visteon Corporation Pension Plan and the Salaried Retirement Plan of Visteon Systems, LLC, as amended and in effect from time to time.

      Section 1.02. Construction and Applicable Law.


      (a) Wherever any words are used in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are use in the singular or the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. Titles of articles and sections are for general information only, and the Plan is not to be construed by reference to such items.

      (b) This Plan is intended to be a plan of deferred compensation maintained for a select group of management or highly compensated employees as that term is used in ERISA, and shall be interpreted so as to comply with the applicable requirements thereof. In all other respects, the Plan is to be construed and its validity determined according to the laws of the State of Delaware to the extent such laws are not preempted by federal law. In case any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, but the Plan shall, to the extent possible, be construed and enforced as if the illegal or invalid provision had never been inserted.


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                       ARTICLE II. SUPPLEMENTAL BENEFITS.


      Section 2.01. Eligibility. An Eligible Retired Executive shall be eligible to receive a Supplemental Benefit as provided herein.

      Section 2.02. Amount of Supplemental Benefit.

      (a) Subject to any reductions pursuant to subsection (b) below and to any limitations and reductions pursuant to other provisions of the Plan, the monthly Supplemental Benefit shall be an amount equal to the Eligible Executive's Final Five Year Average Base Salary multiplied by the Eligible Executive's years of Credited Service at retirement, and further multiplied by the Applicable Percentage based on the Eligible Executive's position or salary grade immediately preceding retirement, as follows:

          Status at Retirement                    Applicable Percentage
          --------------------                    ---------------------
      Chairman                                            0.90%
      President                                           0.80%
      Executive Vice President                            0.80%
      Senior Vice President                               0.75%
      Vice President General Manager                      0.70%
      Vice President                                      0.70%

Non-Vice Presidents
      Leadership Level Two                                0.60%
      (Salary Grade 87)

      Leadership Level Two                                0.40%
      (All Other Eligible Employees)

      Leadership Levels Three and Four                    0.20%


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      (b) For an Eligible Retired Executive who shall retire before age 62, the monthly Supplemental Benefit payable hereunder shall equal the amount calculated in accordance with the immediately preceding subsection (a) reduced by 5/18 of 1% multiplied by the number of months from the later of the date the Supplemental Benefit commences or age 55 in the case of earlier receipt by reason of disability retirement to the first day of the month after the Eligible Retired Executive would attain age 62.

      Section 2.03. Payments. Subject to the earning-out conditions set forth in
Article IV, Supplemental Benefits, in the amount determined under Section 2.02, shall be payable out of the Company's general funds monthly beginning on the first day of the month when the Eligible Retired Executive's retirement benefit under any Retirement Plan or under the Company's Executive Separation Allowance Plan begins. Payments to an Eligible Retired Executive hereunder shall cease at the end of the month in which the Eligible Retired Executive dies.


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                      ARTICLE III. CONDITIONAL ANNUITIES.


      Section 3.01. Eligibility. The Committee may, in its discretion, award to an Eligible Executive (other than an Eligible Executive assigned to Leadership Levels Two, Three or Four) additional retirement income in the form of a Conditional Annuity.

      Section 3.02. Amount of Conditional Annuity.

            (a) In determining the amount of any Conditional Annuity to be awarded to an Eligible Executive for any year, the Committee shall consider the Company's profit performance and the amount of supplemental compensation that is awarded to such Eligible Executive for such year. Awards shall be made only for years in which the Committee has decided, for reasons other than individual or corporate performance or termination of employment, to award supplemental compensation to an Eligible Executive in an amount which is less than would have been awarded if the historical relationship to awards to other executives had been followed (including, for this purpose, the historical relationship to awards made by Ford Motor Company with respect to periods prior to July 1, 2000, during which time the Company was a wholly-owned subsidiary or division of Ford Motor Company).

            (b) The aggregate annual amount payable under the Conditional Annuities awarded to any Eligible Executive and the annual amount payable to an Eligible Executive as a conditional annuity under the Ford Motor Company Supplemental Executive Retirement Plan, shall not exceed an amount equal to the Applicable Percentage of such Eligible Executive's Final Three Year Average Base Salary, determined in accordance with the following table:


                                         Applicable Percentage
                                         ---------------------
    Number of Years for                                        All Other
    Which a Conditional              Chairman                  Eligible
    Annuity is Awarded            And President               Executives
    ------------------            -------------               ----------
             1                         30%                          20%
             2                         35                           25
             3                         40                           30
             4                         45                           35
         5 or more                     50                           40


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            The percentage shall be reduced pro rata to the extent that Credited
Service at retirement is less than 30 years. Solely for the purpose of determining whether an Eligible Executive who is a Transferred Employee under the Visteon Pension Plan has 30 years of service under this Section 3.02(b), an Eligible Executive's years of credited service under the Ford Motor Company General Retirement Plan, to the extent not otherwise included in the Eligible Executive's Credited Service, shall be recognized.

      Section 3.03. Payments.

            (a) Subject to the earning-out conditions set forth in Article IV, Conditional Annuities, in the amount determined under Section 3.02, shall be payable out of the Company's general funds monthly beginning on the first day of the month when the Eligible Retired Executive's retirement benefit under any Retirement Plan or under the Company's Executive Separation Allowance Plan begins. Except as provided in Section 3.04, payments with respect to an Eligible Retired Executive hereunder shall cease at the end of the month in which such Eligible Retired Executive dies.

            (b) For an Eligible Executive who retires before age 65, the monthly payment under any Conditional Annuity awarded to such Eligible Executive shall equal the actuarial equivalent (based on factors determined by the Company's independent consulting actuary) of the monthly amount payable for retirement at age 65.


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      Section 3.04. Death Benefits. Upon death before retirement but at or after age 55, the Eligible Executive's Beneficiary shall be paid a lump sum equal to 30 times (representing 30 months) the aggregate monthly amount payable under such Eligible Executive's Conditional Annuities if the Eligible Executive had been age 55 at death, increased by one-third of one month for each full month by which such Eligible Executive's age at death shall exceed age 55. If death occurs within 120 months following retirement, the monthly payments under the Conditional Annuity shall be continued to the Beneficiary for the remaining balance of the 120 month period following retirement.


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                      ARTICLE IV. EARNING OUT CONDITIONS.


      Section 4.01. Conditions Applicable to Continued Payment of Award.

      (a) Anything herein contained to the contrary notwithstanding, the right of any Eligible Retired Executive to receive Supplemental Benefit or Conditional Annuity payments hereunder for any month shall accrue only if, during the entire period from the date of retirement to the end of such month, the Eligible Retired Executive shall have earned out such payment by refraining from engaging in any activity that is directly or indirectly in competition with any activity of the Company or any subsidiary or affiliate thereof.

      (b) In the event of an Eligible Retired Executive's nonfulfillment of the condition set forth in the immediately preceding paragraph, no further payment shall be made to the Eligible Retired Executive or the Beneficiary; provided, however, that the nonfulfillment of such condition may at any time (whether before, at the time of or subsequent to termination of employment) be waived in the following manner:

            (i) with respect to any such Eligible Retired Executive who at any time shall have been a member of the Board of Directors, the President, an Executive Vice President, a Senior Vice President, a Vice President General Manager, a Vice President, the Treasurer, the Controller or the Secretary of the Company, such waiver may be granted by the Committee upon its determination that in its sole judgment there shall not have been and will not be any substantial adverse effect upon the Company or any subsidiary or affiliate thereof by reason of the nonfulfillment of such condition; and

            (ii) with respect to any other such Eligible Retired Executive, such waiver may be granted by the Supplemental Compensation Award Committee


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                  of Visteon Corporation (or any committee appointed by it for the purpose) upon its determination that in its sole judgment there shall not have been and will not be any such substantial adverse effect.

      (c) Anything herein contained to the contrary notwithstanding, Supplemental Benefit and Conditional Annuity payments shall not be paid to or with respect to any person as to whom it has been determined that such person at any time (whether before or subsequent to termination of employment) acted in a manner inimical to the best interests of the Company. Any such determination shall be made by (i) the Committee with respect to any Eligible Retired Executive who at any time shall have been a member of the Board of Directors, an Executive Vice President, a Senior Vice President, a Vice President General Manager, a Vice President, the Treasurer, the Controller or the Secretary of the Company, and (ii) the Supplemental Compensation Award Committee of Visteon Corporation (or any committee appointed by it for the purpose) with respect to any other Eligible Retired Executive, and shall apply to any amounts payable after the date of the applicable committee's action hereunder, regardless of whether the Eligible Retired Executive has commenced receiving Supplemental Benefits or Conditional Annuity payments hereunder. Conduct which constitutes engaging in an activity that is directly or indirectly in competition with any activity of the Company or any subsidiary or affiliate thereof shall be governed by subsections (a) and (b) above and shall not be subject to any determination under this subsection (c).


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                         ARTICLE V. GENERAL PROVISIONS.


      Section 5.01. Administration and Interpretation.

      (a) The Committee shall administer and interpret the Plan and supervise preparation of Participant elections, forms, and any amendments thereto. The Committee shall consist of not less than two members of the Board, each of whom is also a director of the Company and qualifies as a "non-employee director" for purposes of Rule 16b-3 of the Securities Exchange Act of 1934. If at any time the Committee shall not be in existence then all determinations shall be made by the full Board, and all determinations affecting other Participants shall be made by the Board or an officer appointed by the Board. The Committee may, in its discretion, delegate any or all of its authority and responsibility. To the extent of any such delegation, any references herein to the Committee shall be deemed references to such delegee. The Committee (or where applicable, the Board) may adopt and modify rules and regulations relating to the Plan as it deems necessary or advisable for the administration of the Plan. If any delegee of the Committee shall also be a Participant or Beneficiary, any determinations affecting the delegee's participation in the Plan shall be made by the Committee.

      (b) The Committee (or where applicable, the Board) shall have the discretionary authority to interpret and construe the Plan, to make benefit determination under the Plan, and to take all other actions that may be necessary or appropriate for the administration of the Plan. Each determination, interpretation or other action made or taken pursuant to the provisions of the Plan by the Committee shall be final and shall be binding and conclusive for all purposes and upon all persons, including, but without limitation thereto, the Company, its stockholders, the Participating Employers, the directors, officers, and employees of the Company or a Participating Employer, the Plan participants, and their respective successors in interest.


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      Section 5.02. Restrictions to Comply with Applicable Law. Notwithstanding any other provision of the Plan, the Company shall have no liability to make any payment under the Plan unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

      Section 5.03. Deductions. The Company may deduct from any payment of Supplemental Benefits and/or Conditional Annuity awards to an Eligible Retired Executive all amounts owing to it by such Eligible Retired Executive for any reason, and all taxes required by law or government regulation to be deducted or withheld.

      Section 5.04. Claims Procedure.

      (a) If a Participant or Beneficiary believes that he or she has not received the full benefit provided for in the Plan, the Participant or Beneficiary may file a claim for benefits with the Committee. If the Committee denies the claim, the Committee shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the Plan section on which the denial is based, such other information as may be pertinent and a description of the procedures to be followed by the claimant in obtaining a review of his or her claim. For purposes of this subsection, the claimant's claim shall be deemed filed when presented in writing to the Committee and the Committee's explanation shall be provided to the claimant within ninety (90) days of the date the claim is filed.

      (b) The claimant shall be provided sixty (60) days following his or her receipt of the denial of the claim to file a written request for appeal to the Committee. The claimant and his or her representative may present additional information or documents pertinent to the Committee's review. The Committee shall decide the issue on appeal, which decision shall be final, and furnish the claimant with a written decision of his or her claim on review within sixty (60) days of receipt of claimant's request for appeal. The


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Committee's decision shall indicate the specific reasons for the decision and the pertinent provisions of the Plan on which the decision is based. If the Committee does not furnish a written decision to the claimant within such sixty
(60) day period, the claim shall be deemed denied on appeal.

      Section 5.05. Participant Rights Unsecured.

      (a) Unsecured Claim. The right of a Participant or his Beneficiary to receive a distribution hereunder shall be an unsecured claim, and neither the Participant nor any Beneficiary shall have any rights in or against any amount credited to his Account or any other specific assets of a Participating Employer. The right of a Participant or Beneficiary to the payment of benefits under this Plan shall not be assigned, encumbered, or transferred, except by will or the laws of descent and distribution. The rights of a Participant hereunder are exercisable during the Participant's lifetime only by him or his guardian or legal representative.

      (b) Contractual Obligation. The Company may authorize the creation of a trust or other arrangements to assist it in meeting the obligations created under the Plan. However, any liability to any person with respect to the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No obligation of a Participating Employer shall be deemed to be secured by any pledge of, or other encumbrance on, any property of a Participating Employer. Nothing contained in this Plan and no action taken pursuant to its terms shall create or be construed to create a trust of any kind, or a fiduciary relationship between a Participating Employer and any Participant or Beneficiary, or any other person.

      Section 5.06. No Contract of Employment. The Plan is an expression of the Company's present policy with respect to Company executives who meet the eligibility requirements set forth herein; it is not a part of any contract of employment. No Eligible Executive,


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Beneficiary or other person shall have any legal or other right to any
Supplemental Benefit or Conditional Annuity.

      Section 5.07. Governing Law. Except as otherwise provided under federal law, the Plan and all rights thereunder shall be governed, construed and administered in accordance with the laws of the State of Delaware.

      Section 5.08. Amendment or Termination. The Company reserves the right to modify or amend, in whole or in part, or to terminate this Plan, at any time, with or without notice.

      Section 5.09. Administrative Expenses. Costs of establishing and administering the Plan will be paid by the Participating Employers.

      Section 5.10. No Assignment of Benefits. No rights or benefits under the Plan shall, except as otherwise specifically provided by law, be subject to assignment (except for the designation of beneficiaries pursuant to subsection
(a) of Section 1.01), nor shall such rights or benefits be subject to attachment or legal process for or against an Eligible Executive, Eligible Retired Executive or his or her Beneficiary.

      Section 5.11. Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the Participating Employers, their successors and assigns and the Participants and their heirs, executors, administrators, and legal representatives.


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